                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          SCHERING-PLOUGH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                             [Schering-Plough Logo]

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1999

                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 27, 1999, at 2:00 p.m. to:

        (1) Elect five directors for terms of three years;

        (2) Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1999;

        (3) Act upon a proposal to approve the 1999 Executive Incentive Bonus Program; and

        (4) Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 5, 1999 will be entitled to vote at the meeting, or any adjournments or postponements thereof.

     If you are a shareholder of record and plan to attend the meeting, please detach and retain the admission ticket which is attached to your proxy card and return the proxy card with the "Annual Meeting" box marked. If you are a shareholder whose shares are not registered in your own name and you plan to attend, you may obtain an admission ticket in advance by sending a written request, with evidence of stock ownership, to the Office of the Secretary, Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940. Evidence of your stock ownership can be obtained from your bank, broker, etc. Admission to the meeting will be on a first-come, first-served basis.

                                                    WILLIAM J. SILBEY
                                                         Secretary
Madison, New Jersey
March 10, 1999

                          Schering-Plough Corporation
                               One Giralda Farms
                         Madison, New Jersey 07940-1010

                                                                  March 10, 1999

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation (the "Corporation") to be voted at its Annual Meeting of Shareholders on April 27, 1999 and any adjournments or postponements thereof. The Annual Report of the Corporation for 1998, including financial statements for the year ended December 31, 1998, and this Proxy Statement and the accompanying form of proxy are being mailed commencing on or about March 10, 1999 to all shareholders of record as of the close of business on March 5, 1999.

                               ABOUT THE MEETING

WHAT AM I VOTING ON?

     - Election of five directors (Mr. Hans W. Becherer, Mr. Raul E. Cesan, Professor Regina E. Herzlinger, Mr. Robert F. W. van Oordt and Mr. James
       Wood) for terms of three years

     - Ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1999

     - Approval of the 1999 Executive Incentive Bonus Program

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, March 5, 1999, are entitled to vote shares held on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

HOW DO I VOTE?

     Vote By Mail: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted FOR the three proposals on your behalf.

     Vote By Telephone or Via Internet: If you are a shareholder of record (that is, if you hold your stock in your own name), you may vote by telephone by following the instructions on your proxy card. The telephone number is toll-free, so telephone voting is at no cost to you.

     If your shares are held in the name of a bank, broker or other holder of record (i.e., in "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to shareholders owning shares through most banks and brokers.

     If you vote by telephone or via the Internet you do not need to return your proxy card.

CAN I CHANGE MY VOTE?

     Yes. You may change your vote at any time before the proxy is exercised. If you voted by mail, you must (a) file with the Secretary of the Corporation a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you voted by telephone or via the Internet, you may change your vote with a later telephone or Internet vote, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum. As of January 31, 1999, the Corporation had outstanding and entitled to vote at the Annual Meeting 1,472,315,748 Common Shares, par value $.50 per share ("Common Shares").

     Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. For the ratification of the designation of Deloitte & Touche LLP and the approval of the 1999 Executive Incentive Bonus Program, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required.

     Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter. Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, brokers who hold shares in street name for beneficial owners have the authority to vote on the election of directors, the designation of auditors, and the 1999 Executive Incentive Bonus Program.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions when you vote, the persons named as proxy holders will vote:

     - FOR election of the five nominated directors

     - FOR ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1999

     - FOR the approval of the 1999 Executive Incentive Bonus Program

     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

CAN I ELIMINATE DUPLICATE MAILINGS?

     Securities and Exchange Commission ("SEC") rules require the Corporation to provide an Annual Report to shareholders who receive this Proxy Statement. If you are a shareholder of record and have more than one account in your name or the same address as other shareholders of record, you may authorize the Corporation to discontinue mailings of multiple Annual Reports. To do so, mark the appropriate box on each proxy card for which you do not wish to receive an Annual Report or, if you are voting by telephone or via the Internet you can give us instructions to discontinue future duplicate Annual Reports.

                             ELECTION OF DIRECTORS

     Pursuant to the Corporation's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. At each Annual Meeting, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Five directors are to be elected at this Annual Meeting, to hold office for a term of three years expiring at the 2002 Annual Meeting and until successors shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve.

     Biographical information is given below for each nominee for director, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders, except Raul E. Cesan, who was elected by the Board effective November 1, 1998.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 2002

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
[Photo Hans W. Becherer]  Chairman, chief executive officer and chief operating officer of Deere & Company (manufacturer of mobile power
  HANS W. BECHERER          machinery and supplier of financial and health care
        1989                services). Mr. Becherer, 63, has been associated with
                            Deere & Company since 1962. He was elected president and
                            chief operating officer of Deere & Company in 1987,
                            president and chief executive officer in 1989, and
                            chairman and chief executive officer in May 1990, and
                            assumed the duties of chief operating officer in 1996. Mr.
                            Becherer is a member of the board of directors of
                            AlliedSignal Inc. and The Chase Manhattan Corporation. He
                            serves on the board of trustees of the Committee for
                            Economic Development, and is a member of the Business
                            Council, the Business Roundtable, the Conference Board,
                            and the Council on Foreign Relations.
  [Photo Raul E. Cesan]   President and chief operating officer of the Corporation.
                            Mr. Cesan, 51, joined the Corporation in 1977. He was
   RAUL E. CESAN            president of Schering-Plough International from September
        1998                1988 to December 1991, became president of Schering Labs
                            in January 1992 and then Executive Vice
                            President-Pharmaceuticals in September 1994. He assumed
                            his present position in November 1998. He is a director of
                            Frontier Corporation, and a member of the Healthcare
                            Leadership Council and the Healthcare Institute of New
                            Jersey. He also serves on the board of trustees of the
                            Children's Specialized Hospital, the Foundation of the
                            University of Medicine and Dentistry of New Jersey, and
                            the U.S. Council for International Business.
[Photo
Regina E. Herzlinger]     Nancy R. McPherson Professor of Business Administration,
                            Harvard Business School since 1971. Professor Herzlinger,
REGINA E. HERZLINGER        55, is a director of Cardinal Health, Inc., C.R. Bard,
        1992                Inc., Deere & Company, and Total Renal Care, Inc., and
                            also serves on the board of privately held companies and
                            non-profit organizations, including the Belmont Hill
                            School of Belmont, Massachusetts.

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
 [Photo Robert F.W. van   Former chairman of the executive board of NV Koninklijke KNP
       Oordt]               BT ("KNP BT") (producer of paper, board and packaging
                            products; and distributor of graphic paper, graphic and
  ROBERT F.W. VAN           information systems and office products). Mr. van Oordt,
       OORDT                62, joined Buhrmann-Tetterode N.V. ("BT") in May 1989 as a
        1992                member of the board of managing directors and was
                            appointed president and chief executive officer in January
                            1990. Mr. van Oordt served as chairman of KNP BT's
                            executive board from March 1993, following the merger of
                            KNP, BT and VRG, three leading Dutch-based industrial
                            corporations, until his retirement in April 1996. Mr. van
                            Oordt serves as the chairman of the Supervisory Board of
                            NKF Holding N.V. and is a member of the Supervisory Boards of Rodamco N.V. and Greenfield Capital Partners. He is a
                            member of the Board of Directors of Nokia Group and N.V.
                            Union Miniere S.A. He is also Chairman of the Advisory
                            Council of PricewaterhouseCoopers N.V. and is a member of
                            the Board of Trustees of the International Bureau of
                            Fiscal Documentation and of the International Advisory
                            Board of Nijenrode University. He serves as Chairman of
                            the Foundation for Business in the Arts in the Netherlands
                            and is a member of the Conference Board.

  [Photo James Wood]      Chairman of the board of The Great Atlantic & Pacific Tea
                            Company, Inc. ("A&P") (supermarkets). Mr. Wood, 69, held
     JAMES WOOD             the office of chairman and chief executive officer of A&P
        1987                from 1980 to 1998, and he continues as chairman of the
                            board. He is a member of the board of directors of ASARCO
                            Incorporated and the Food Marketing Institute, and a
                            member of the board of governors of World United Services
                            Organization.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2000

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------

[Photo David C. Garfield] Former president and director of Ingersoll-Rand Company
                            (machinery and equipment manufacturer). Mr. Garfield, 71,
 DAVID C. GARFIELD          served as vice chairman of Ingersoll-Rand from 1974 to
        1975                1980 and as president from January 1981 until his
                            retirement in June 1986. He is a director of ASARCO
                            Incorporated, an Overseer of the Foundation at New Jersey
                            Institute of Technology, and a governor of the Iowa State
                            University Foundation.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------

[Photo Robert P. Luciano] Former chairman of the board of the Corporation. Mr.
                            Luciano, 65, was chairman and chief executive officer of
 ROBERT P. LUCIANO          the Corporation from January 1986 to December 1995 and
        1978                served as chairman from January 1996 until his retirement
                            in November 1998. He is a director of AlliedSignal Inc.,
                            C. R. Bard, Inc., and Merrill Lynch & Co., Inc.

[Photo H. Barclay Morley] Former chairman and chief executive officer of Stauffer
                            Chemical Company (producer of chemicals). Mr. Morley was
 H. BARCLAY MORLEY          chief executive officer of Stauffer Chemical from 1974 to
        1979                1985. He was elected a director of the Corporation in
                            January 1979, resigned in February 1985, and then rejoined the Board in February 1987. Mr. Morley, 69, is a director
                            of The Bank of New York Company, Inc.

    [Photo Carl E.        Retired general, former commandant of the Marine Corps.
     Mundy, Jr.]            General Mundy, 63, entered the Marine Corps in 1953.
                            Appointed general officer in 1982, he held senior
 CARL E. MUNDY, JR.         positions of operational command and top-level management
        1995                prior to appointment as commandant and Joint Chiefs of
                            Staff member in 1991. He led the Marine Corps and served
                            as military adviser to the President and Secretary of
                            Defense from 1991 to 1995. He is president of worldwide
                            operations of the United Services Organization and a
                            director of General Dynamics Corporation and NationsFunds.
                            He also serves as chairman of the Marine Corps University
                            Foundation, a member of the boards of advisors to the Navy
                            League and to The Citadel, and a member of the Council on
                            Foreign Relations.
 [Photo Patricia F.       Executive vice president, strategy, business development and
      Russo]                corporate operations of Lucent Technologies Inc.
                            (communications). Ms. Russo, 46, assumed her current
 PATRICIA F. RUSSO          position in January 1997, having served from 1992 to 1996
        1995                as president of Lucent's Business Communications Systems
                            unit (formerly a unit of AT&T Corp.). She joined AT&T in
                            1981, and held various management and executive positions
                            at AT&T. She is a director of Xerox Corporation and the
                            New Jersey Business and Industry Association. She is also
                            a member of the Board of Regents of Georgetown University.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2001

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------

[Photo Hugh A. D'Andrade] Vice chairman and chief administrative officer of the
                            Corporation. Mr. D'Andrade, 60, joined the Corporation as
 HUGH A. D'ANDRADE          senior vice president (administration) in February 1981,
        1984                was executive vice president (administration) from January
                            1984 to December 1995, and assumed his present position in
                            January 1996. Mr. D'Andrade is a trustee of Atlantic
                            Mutual Insurance Company and a director of AutoImmune Inc.
                            and Chitogenics, Inc. He also serves as a trustee of Drew
                            University and as a member of the Board of Visitors of
                            Columbia University School of Law.
[Photo Richard Jay Kogan] Chairman and chief executive officer of the Corporation. Mr.
                            Kogan, 57, joined the Corporation as executive vice
 RICHARD JAY KOGAN          president (pharmaceutical operations) in April 1982, was
        1982                president and chief operating officer from January 1986 to
                            December 1995, and president and chief executive officer
                            from January 1996 to November 1998 when he assumed his
                            present position. Mr. Kogan is a director of
                            Colgate-Palmolive Company and The Bank of New York
                            Company, Inc., and a director and former chairman of
                            Pharmaceutical Research and Manufacturers of America. He
                            also serves on the boards of St. Barnabas Corporation and
                            Medical Center and on the Board of Trustees of New York
                            University and is a member of the Business Roundtable and
                            the Council on Foreign Relations.
 [Photo Donald L. Miller] Chief executive officer and publisher of Our World News
                            (newspapers). Mr. Miller, 67, founded Our World News in
  DONALD L. MILLER          1995 and has served as chief executive officer and
        1997                publisher since its inception. He served as vice president of employee relations of Dow Jones & Company from 1986 to
                            1995. He is a director of The Bank of New York Company,
                            Inc. and the Jackie Robinson Foundation. He also serves on the boards of trustees of Pace University and the
                            Meadowlands Hospital, and is chairman emeritus of
                            Associated Black Charities of New York. Mr. Miller served
                            as a Deputy Assistant Secretary of Defense from 1971 to
                            1973.
   [Photo Richard de J.   Chairman and chief executive officer of ASARCO Incorporated
      Osborne]              (non-ferrous metals producer). Mr. Osborne, 64, has served
                            ASARCO in various executive capacities since 1975. He was
   RICHARD DE J.            elected president of ASARCO in 1982, and chairman and
      OSBORNE               chief executive officer in 1985. Mr. Osborne is
        1988                non-executive chairman of the board and a director of
                            Southern Peru Copper Corporation, and a director of The
                            BFGoodrich Company, Birmingham Steel Corporation, NACCO
                            Industries, Inc. and The Tinker Foundation. He is former
                            chairman and director of the International Copper
                            Association, the Copper Development Association, the
                            Silver Institute and the National Mining Association. He
                            is the treasurer and a director of the Americas Society
                            and the Council of the Americas. Mr. Osborne is a member
                            of the Council on Foreign Relations and the Economic Club
                            of New York.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
William A. Schreyer       Chairman emeritus of Merrill Lynch & Co., Inc. (securities and investment banking). Mr. Schreyer, 71, served as
WILLIAM A. SCHREYER         chairman of the board of Merrill Lynch from April 1985
        1986                through June 1993 and chief executive officer from July
                            1984 through April 1992. Mr. Schreyer is currently a
                            director of Callaway Golf Company, Deere & Company, and
                            Iridium World Communications Ltd. He is also a director
                            and member of the executive committee of AEA Investors
                            Inc. His other professional, civic and international
                            affiliations include the Center for Strategic and
                            International Studies and the George Bush Presidential
                            Library Foundation. He is a trustee emeritus of
                            Pennsylvania State University.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has a standing Finance, Compliance and Audit Committee, Executive Compensation and Organization Committee, Pension Committee and Nominating and Corporate Governance Committee, each consisting exclusively of non-employee directors.

FINANCE, COMPLIANCE AND AUDIT COMMITTEE

     MEMBERS: Mr. Garfield (Chair), Mr. Becherer, Mr. Morley, Mr. Osborne, Mr. Schreyer, and Mr. van Oordt.

     NUMBER OF MEETINGS IN 1998:  Five

     FUNCTIONS:

     - Reviews and recommends to the Board dividend policies and actions

     - Oversight of corporate borrowing and investment activities

     - Oversight of internal audit activities

     - Recommends to the Board the engagement of independent auditors

     - Reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, and the results of their engagement and meets regularly with the independent auditors

     - Oversight of litigation, insurance and risk management activities

     - Oversight of compliance with business conduct policy

     The independent auditors have unrestricted access to the Committee.

EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE

     MEMBERS: Mr. Wood (Chair), Mr. Becherer, Mr. Morley, Mr. Osborne, and Mr. Schreyer

     NUMBER OF MEETINGS IN 1998:  Four

     FUNCTIONS:

     - Responsible for approving or recommending to the Board compensation, incentive awards, stock options, and benefit programs for officers and senior executives of the Corporation

     - Makes recommendations to the Board concerning executive organizational matters

PENSION COMMITTEE

     MEMBERS: Professor Herzlinger (Chair), Mr. Miller, General Mundy, Ms. Russo, and Mr. Wood

     NUMBER OF MEETINGS IN 1998:  Four

     FUNCTIONS:

     - Responsible for general oversight of the investment of funds under employee benefit plans

     - Establishes investment policies for funds under employee benefit plans

     - Reviews the performance of managers and trustees of employee benefit plans

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     MEMBERS:  Mr. Morley (Chair), Mr. Becherer, Mr. Schreyer, and Mr. van Oordt

     NUMBER OF MEETINGS IN 1998:  Three

     FUNCTIONS:

     - Reviews and makes recommendations to the Board with respect to the composition of the Board and the election and re-election of directors

     - Assesses periodically the functioning of the Board

     - Reviews and makes recommendations to the Board concerning director compensation

     The Committee will consider shareholder recommendations for directors. Shareholder recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The By-laws of the Corporation provide a formal procedure for nominations by shareholders of director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of the Corporation, not less than 30 days prior to a meeting called to elect directors, a notice with the name, age, business and residence addresses and principal occupation or employment of, and number of shares of stock of the Corporation owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the SEC, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held nine meetings in 1998. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

     Employee directors receive no fees for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $39,000, a fee of $1,000 per meeting for each Board meeting and for each Committee meeting attended, and a $1,000 per diem fee for special assignments. The chairperson of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a director all or a portion of such fees under a Directors' Deferred Compensation Plan. Amounts deferred are, at the director's election, valued as if invested in the Corporation's Common Shares or in a simple interest fund and are payable in cash in installments or in a lump sum.

     Under the Directors' Deferred Stock Equivalency Program, each non-employee director (other than Mr. Luciano) is also credited annually with a $25,000 deferred payment in a Corporation stock equivalency account, which is valued as if invested in the Corporation's Common Shares. Upon termination of service as a director, the value of a director's deferred account is payable in cash, at the director's election, in installments or in a lump sum.

     Non-employee directors also receive an annual award of 2200 Common Shares under the Directors' Stock Award Plan.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information with respect to beneficial ownership of the Common Shares of the Corporation as of January 31, 1999 by each director, certain executive officers and by all directors and executive officers of the Corporation as a group:

                                                                NUMBER OF
NAME                                                            SHARES(A)
----                                                            ---------
Hans W. Becherer............................................       25,200
Rodolfo C. Bryce............................................      181,332(b)(c)
Raul E. Cesan...............................................      971,461(b)
Joseph C. Connors...........................................      520,502(b)(c)
Hugh A. D'Andrade...........................................      605,724(b)
David C. Garfield...........................................      103,845(c)
Regina E. Herzlinger........................................       13,309
Richard Jay Kogan...........................................      991,584(b)
Robert P. Luciano...........................................    1,046,636(b)
Donald L. Miller............................................        4,409
H. Barclay Morley...........................................       43,996
Carl E. Mundy, Jr...........................................        9,800
Richard de J. Osborne.......................................       57,127
Patricia F. Russo...........................................        9,800
William A. Schreyer.........................................       28,400
Robert F. W. van Oordt......................................        6,000
James Wood..................................................       90,800
All directors and executive officers as a group including
  those above (27)..........................................    6,413,621(b)(c)

---------------
(a) The total for each individual is less than 0.2%, and for the group is less than 0.5%, of the outstanding Common Shares of the Corporation (including shares which could be acquired within 60 days of January 31, 1999 through the exercise of outstanding options or the distribution of shares under the Corporation's Stock Incentive Plans). The information shown is based upon information furnished by the respective directors and executive officers.

(b) Includes shares which could be acquired within 60 days of January 31, 1999 through the exercise of employee stock options or the distribution of shares under the Corporation's Stock Incentive Plans as follows: Mr. Bryce (163,280); Mr. Cesan (740,120); Mr. Connors (422,460); Mr. D'Andrade
    (463,880); Mr. Kogan (761,600); Mr. Luciano (704,000); all directors and executive officers as a group (4,534,160).

(c) Does not include shares owned by family members and as to which beneficial ownership is disclaimed as follows: Mr. Bryce, 136 shares; Mr. Connors, 13,880 shares; Mr. Garfield, 16,000 shares; one other executive officer, 4,310 shares.

COMMON SHARE EQUIVALENTS

     The following table sets forth the number of Common Share equivalents credited as of January 31, 1999 to the accounts of the Corporation's participating non-employee directors under the Directors' Deferred Compensation Plan and under the Directors' Deferred Stock Equivalency Program, including dividends credited. Under both, payments are made in cash following termination of service as a director depending on the market value of the Common Shares of the Corporation at that time. For additional information, see "Directors' Compensation" above.

                                                               TOTAL
                                                              -------
Hans W. Becherer............................................   11,059
David C. Garfield...........................................   23,469
Regina E. Herzlinger........................................   28,193
Donald L. Miller............................................    1,798
H. Barclay Morley...........................................   12,641
Carl E. Mundy, Jr...........................................    3,720
Richard de J. Osborne.......................................    7,737
Patricia F. Russo...........................................   11,847
William A. Schreyer.........................................  123,984
Robert F. W. van Oordt......................................   39,194
James Wood..................................................  113,646
                                                              -------
Total.......................................................  377,288

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to those persons who are known to the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Shares, as of February 16, 1999.

                                                      COMMON SHARES
NAME AND ADDRESS                                      BENEFICIALLY     PERCENT
OF BENEFICIAL OWNER                                       OWNED        OF CLASS
-------------------                                   -------------    --------
FMR Corp............................................  96,904,522(a)      6.6%
82 Devonshire Street
Boston, MA 02109

---------------
(a) As reported on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999. This number includes 87,358,078 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies; 8,299,214 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of certain institutional accounts; and 1,216,830 shares beneficially owned by Fidelity International Limited as a result of its providing investment advisory and management services to various non-U.S. investment companies and certain institutional investors. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., also are listed on the Schedule 13G as beneficially owning the 96,904,522 Common Shares of the Corporation, because they exercise dispositive power over the shares.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the six most highly compensated executive officers of the Corporation, including the Chief Executive Officer, for the fiscal year ended December 31, 1998 ("Fiscal 1998").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                         -----------------------------
                                                                                    AWARDS
                                         ANNUAL COMPENSATION             -----------------------------
                               ---------------------------------------                      SECURITIES
  NAME AND PRINCIPAL                                    OTHER ANNUAL     RESTRICTED STOCK   UNDERLYING      ALL OTHER
   POSITION IN 1998      YEAR    SALARY      BONUS     COMPENSATION(a)      AWARDS(b)        OPTIONS     COMPENSATION(c)
  ------------------     ----  ----------  ----------  ---------------   ----------------   ----------   ---------------
Richard Jay Kogan......  1998  $1,100,000  $1,648,000           --          $7,930,000       352,000        $287,741
Chairman of the Board    1997     900,000   1,342,000           --           4,121,000       352,000         229,910
  and Chief Executive    1996     900,000   1,080,000           --           2,905,500       304,000         204,445
  Officer
Raul E. Cesan..........  1998  $  691,667  $  583,500           --          $1,708,000        85,200        $140,262
President and Chief      1997     537,500     375,000           --             887,600        85,200         112,069
  Operating Officer      1996     475,000     317,000           --             894,000        48,800          97,048
Hugh A. D'Andrade......  1998  $  640,000  $  448,000           --          $1,708,000        85,200        $157,936
Vice Chairman and        1997     601,500     419,500           --             887,600        85,200         142,992
  Chief Administrative   1996     563,125     376,000           --             894,000        64,000         126,769
  Officer
Rodolfo C. Bryce.......  1998  $  447,500  $  282,000           --          $1,433,500        70,800        $113,766
Executive Vice
  President              1997     418,750     263,000           --             744,950        70,800          99,437
  HealthCare Products    1996     387,500     227,000           --             536,400        22,800          99,527
Joseph C. Connors......  1998  $  437,000  $  275,500           --          $1,433,500        70,800        $ 99,656
Executive Vice
  President              1997     416,000     261,000           --             744,950        70,800          92,240
  and General Counsel    1996     400,000     240,000           --             759,900        34,700          88,438
Robert P. Luciano*.....  1998  $1,037,750  $1,090,000      $68,281          $        0             0        $313,337
Retired Chairman of      1997   1,211,400   1,266,000       60,005           4,121,000       352,000         317,628
  the Board              1996   1,178,400   1,178,500       69,946           2,905,500       352,000         286,018

---------------
 * Mr. Luciano retired as an officer of the Corporation effective November 1, 1998.

(a) Includes non-cash compensation in the amount of $60,781 in 1998, $52,505 in 1997, and $63,946 in 1996 for transportation provided by the Corporation.

(b) In February 1998 restricted stock awards were granted to Mr. Kogan for 208,000 shares, to Mr. Cesan for 44,800 shares, to Mr. D'Andrade for 44,800 shares, to Mr. Bryce for 37,600 shares, and to Mr. Connors for 37,600 shares. The vesting of such awards was subject to the attainment of a performance goal, which has been satisfied. See "Compensation Committee Report -- Equity-Based Compensation -- Restricted Stock Awards" on page 19. At December 31, 1998, the total number and value of undistributed shares, all of which are vested, for the named executive officers were: Mr. Kogan 416,000 shares ($22,984,000); Mr. Cesan 97,280 shares ($5,374,720); Mr.
    D'Andrade 97,280 shares ($5,374,720); Mr. Bryce 235,520 shares
    ($13,012,480); and Mr. Connors 81,920 shares ($4,526,080). Shares awarded are distributable in five equal annual installments, except for a special grant to Mr. Bryce in September 1994 of 160,000 shares which will vest and become distributable in September 1999. Under the terms of the Corporation's Stock Incentive Plans, 272,000 vested but undistributed shares held by Mr. Luciano were distributed following his retirement (value on distribution date, $14,875,000). Cash equivalent to the amount of all dividends on the Corporation's Common Shares is paid on all undistributed shares.

(c) Consists of, respectively, contributions under the profit-sharing plans of the Corporation, and the cost of executive life and medical insurance: for 1998, Mr. Kogan ($165,000 and $122,741); Mr. Cesan ($103,750 and $36,512);
    Mr. D'Andrade ($96,000 and $61,936); Mr. Bryce ($67,125 and $46,641); Mr.
    Connors ($65,550 and $34,106); and Mr. Luciano ($155,663 and $157,674); for
    1997 Mr. Kogan ($135,000 and $94,910); Mr. Cesan ($80,625 and $31,444); Mr.
    D'Andrade ($90,225 and $52,767); Mr. Bryce ($62,813 and $36,624); Mr.
    Connors ($62,400 and $29,840); and Mr. Luciano ($181,710 and

    $135,918); for 1996, Mr. Kogan ($135,000 and $69,445); Mr. Cesan ($71,250
    and $25,798); Mr. D'Andrade ($84,469 and $42,300); Mr. Bryce ($58,125 and
    $41,402); Mr. Connors ($60,000 and $28,438); and Mr. Luciano ($176,760 and
    $109,258).

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Kogan has an agreement which provides for his employment as Chairman of the Board and Chief Executive Officer through December 31, 2000 at an annual base salary of not less than $1,100,000. Mr. Kogan's agreement provides that his employment is automatically extended for successive two-year periods thereafter, but not beyond June 30, 2006, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. Mr. Cesan has an agreement which provides for his employment as President and Chief Operating Officer through October 31, 2003 at an annual base salary of not less than $850,000. Mr. Cesan's agreement provides that his employment is automatically extended on a yearly basis, but not beyond October 30, 2012, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. Mr. D'Andrade has an agreement which provides for his employment as Vice Chairman of the Board and Chief Administrative Officer through December 31, 2000 at an annual base salary of not less than $640,000. Mr. D'Andrade's agreement provides that his employment is automatically extended on a yearly basis, but not beyond November 30, 2003, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. If for any reason other than cause the Corporation elects to terminate the employment of Mr. Kogan, Mr. Cesan or Mr. D'Andrade on any scheduled expiration date of his agreement (other than the last such date), his employment will be deemed to have been terminated by the Corporation without cause for purposes of the severance and retirement benefits described below.

     Under each agreement described above, if the executive's employment is terminated (i) by reason of death or disability, (ii) by the Corporation without cause, or (iii) by the executive for good reason or within a 30-day period following the first anniversary of a Change of Control (as defined below), he is generally entitled to (a) receive a lump sum equal to two times (I) his annual base salary and (II) the highest of his annual bonus and profit-sharing awards for the three preceding years, and (b) continue in the Corporation's welfare benefit plans for three years. If the executive remains employed through the first anniversary of a Change of Control, the executive is entitled to a special bonus equal to (i) his annual base salary and (ii) the highest of his annual bonus and profit-sharing awards for the three preceding years. If his employment terminates for any of the reasons enumerated above and the special bonus has not been paid, then his severance payment is increased by an amount equal to the special bonus. If his employment is terminated by reason of death or disability, the lump sum payment will equal the present value of the death or disability benefits payable under the Corporation's benefit plans and programs, if greater than the total severance payment otherwise payable under the employment agreement. A "Change of Control" is generally defined for purposes of these agreements as (i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election), and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed. Additionally, each agreement, as well as Mr. Luciano's agreement, provides for retirement benefits as described in the Pension Plan Table on page 14. After retirement, Messrs. Kogan and Luciano are entitled to an office and certain executive level services, including transportation and security services.

     Mr. Connors has an agreement that will trigger a period of employment of three years or to age 65, if sooner, upon a Change of Control or upon a termination of employment by the Corporation in anticipation of a Change of Control. During the employment period, he is entitled to receive an annual base salary at his highest rate during the twelve months prior to the Change of Control and an annual bonus equal to his highest bonus for the three years prior to the Change of Control. If his employment is terminated during the employment period (i) by the Corporation other than for cause or disability or (ii) by the executive for good reason or during a 30-day period following the first anniversary of the Change of Control, he is entitled to receive a lump sum equal to three times (a) his annual base salary plus (b) his highest annual bonus during the preceding year and the three years prior to the Change of Control plus (c) his highest profit-sharing award during the three years prior to termination. However, if he will attain age 65 less than three years from his date of termination, he will receive a proportionately reduced amount. In the event of such a termination of employment, he is also entitled to
(i) receive in a lump sum a supplemental pension amount based on three years of deemed employment after termination or to age 65, if sooner, and (ii) continue in the Corporation's welfare benefit plans for three years or to age 65, if sooner. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed.

     Mr. Bryce retired on December 31, 1998. Under an agreement providing for his service as an executive officer through December 31, 1998, Mr. Bryce forfeited all undistributed stock awards and all unvested stock options except: a special stock award of 160,000 shares granted in September 1994 which will be distributed in September 1999; 7,520 shares awarded in February 1998 and distributed in February 1999; and 14,160 stock options granted in February 1998 which vested in February 1999.

     Under the Corporation's Stock Incentive Plans, stock awards and stock options granted to the named executive officers may vest and be cashed out upon a Change of Control.

OPTION TABLES

     The following tables provide information with respect to stock options granted to or exercised by the named executive officers during Fiscal 1998 and the fiscal year-end value of options held by such officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 GRANT DATE
                                                        INDIVIDUAL GRANTS                          VALUE
                                       ----------------------------------------------------   ----------------
                                       NUMBER OF
                                       SECURITIES     % OF TOTAL
                                       UNDERLYING   OPTIONS GRANTED
                                        OPTIONS     TO EMPLOYEES IN   EXERCISE   EXPIRATION      GRANT DATE
NAME                                   GRANTED(a)     FISCAL YEAR      PRICE        DATE      PRESENT VALUE(b)
----                                   ----------   ---------------   --------   ----------   ----------------
Richard Jay Kogan....................   352,000           3.2%        $38.125     2/22/08        $4,568,168
Raul E. Cesan........................    85,200           0.8          38.125     2/22/08         1,105,704
Hugh A. D'Andrade....................    85,200           0.8          38.125     2/22/08         1,105,704
Rodolfo C. Bryce.....................    70,800           0.6          38.125     2/22/08           918,825
Joseph C. Connors....................    70,800           0.6          38.125     2/22/08           918,825
Robert P. Luciano....................         0           0.0              --          --                 0

---------------

(a) Options are for a term of 10 years and became exercisable after one year on February 24, 1999. The exercise price of the option is the market value of the Common Shares on the date of grant. After the occurrence of a Change of Control, options become exercisable and may be cashed out for a period of 60 days. Although permitted under the plan, no standard stock appreciation rights were granted in tandem with the options. Options granted to Messrs. Kogan, Cesan, D'Andrade and Connors are transferable in accordance with the terms of the Corporation's Stock Incentive Plans.

(b) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The grant date present value is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended February 28, 1998 (2.02%); volatility of the Common Shares based on monthly total returns for the three years ended February 28, 1998 (0.2495); an annualized risk-free interest rate of 5.16%; and an option term of 10 years. If the named officers should realize the grant date values shown in the table, the equivalent value of the appreciation of all Common Shares of the Corporation outstanding on the grant date would be approximately $19.1 billion, of which the value of the named officers' options would be 0.05%. This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options, and does not necessarily represent the fair market value of individual options. Options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES                VALUE OF
                                                       UNDERLYING UNEXERCISED          UNEXERCISED IN-THE-
                          SHARES                          OPTIONS AT FY-END        MONEY OPTIONS AT FY-END(a)
                        ACQUIRED ON       VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE       REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------    -----------   -----------   -------------   -----------   -------------
Richard Jay Kogan.....     576,000(b)  $18,350,996     784,000        264,000(c)   $34,936,988    $ 9,355,000
Raul E. Cesan.........      48,000       1,794,000     645,960        645,200       30,253,392     24,104,050
Hugh A. D'Andrade.....     505,600      22,331,064     412,320         42,600(c)    18,111,984        729,525
Rodolfo C. Bryce......      48,000       1,948,499     141,600        486,800        5,874,187     20,702,450
Joseph C. Connors.....      25,280       1,189,740     344,140        434,800       15,503,883     16,472,698
Robert P. Luciano.....   1,216,000(b)   51,779,986     704,000(d)           0       32,834,982              0

---------------

(a) Based on the closing price of Common Shares on the New York Stock Exchange on December 31, 1998 of $55.25.

(b) Does not include stock options granted in February 1997 which were transferred and exercised in accordance with the terms of the Corporation's 1997 Stock Incentive Plan (Mr. Kogan 176,000 options; Mr. Luciano 308,000 options). After transfer, these stock options were no longer beneficially owned by the executive officer.

(c) Does not include stock options granted in February 1998 which were transferred in accordance with the terms of the Corporation's 1997 Stock Incentive Plan (Mr. Kogan 88,000 options; Mr. D'Andrade 42,600). After transfer, these stock options were no longer beneficially owned by the executive officer.

(d) Does not include 44,000 stock options granted in February 1997 which were transferred in accordance with the terms of the Corporation's 1997 Stock Incentive Plan. After transfer, these stock options were no longer beneficially owned by the executive officer.

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

       HIGHEST AVERAGE ANNUAL                            APPROXIMATE ANNUAL BENEFIT
     COMPENSATION FOR ANY PERIOD       --------------------------------------------------------------
   OF 60 CONSECUTIVE MONTHS DURING      15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
    LAST 120 MONTHS OF EMPLOYMENT      OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
-------------------------------------  ----------   ----------   ----------   ----------   ----------
$ 800,000............................  $  280,000   $  320,000   $  360,000   $  400,000   $  440,000
 1,000,000...........................     350,000      400,000      450,000      500,000      550,000
 1,200,000...........................     420,000      480,000      540,000      600,000      660,000
 1,600,000...........................     560,000      640,000      720,000      800,000      880,000
 2,000,000...........................     700,000      800,000      900,000    1,000,000    1,100,000
 2,200,000...........................     770,000      880,000      990,000    1,100,000    1,210,000
 2,400,000...........................     840,000      960,000    1,080,000    1,200,000    1,320,000
 2,600,000...........................     910,000    1,040,000    1,170,000    1,300,000    1,430,000
 2,800,000...........................     980,000    1,120,000    1,260,000    1,400,000    1,540,000
 3,000,000...........................   1,050,000    1,200,000    1,350,000    1,500,000    1,650,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Retirement benefits under the Corporation's nonqualified plans are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Covered compensation consists of salary and bonus which, for the named executive officers, is shown in the Summary Compensation Table on page 11. The credited years of service as of December 31, 1998 are: Mr. Bryce (18 years); Mr. Cesan

(21 years); Mr. Connors (21 years); Mr. D'Andrade (17 years); and Mr. Kogan (16 years). As of his retirement date of November 1, 1998, Mr. Luciano had 20 years of credited service.

     Under their employment agreements referred to on page 12, each of Messrs. Kogan, Cesan and D'Andrade is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement at or after age 62, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If either Mr. Kogan's, Mr. Cesan's or Mr. D'Andrade's employment is terminated at any time (a) by the Corporation without cause or for disability, or (b) by him for good reason or within the 30-day period following the first anniversary of a Change of Control, he would be entitled to the same minimum annual pension and his wife would be entitled to the same minimum annual survivor's benefit as though he had retired at or after age 62. In the event of the death of Mr. Kogan, Mr. Cesan or Mr. D'Andrade during the term of his employment agreement, his surviving spouse will be entitled to receive a minimum annual survivor's benefit of 45% of his final average annual compensation. Under his employment agreement, Mr. Luciano was entitled to receive a minimum annual benefit of 55% of final average annual compensation, and his wife was entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. Retirement benefits provided to Messrs. Cesan, D'Andrade, Kogan and Luciano under their employment agreements are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Mr. Luciano elected to receive his retirement benefits under the nonqualified plans and his employment agreement on a present value lump sum basis. Under his agreement described on page 13, Mr. Bryce, age 52, is entitled to retirement benefits under the Corporation's retirement plans as though he had retired at age 55.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1998
[SCHERING-PLOUGH PERFORMANCE LINE GRAPH]

                                     SCHERING-PLOUGH     COMPOSITE PEER
                                          CORP.               GROUP           S&P 500 INDEX
1993                                      $100                $100                $100
1994                                       111                 114                 101
1995                                       169                 185                 139
1996                                       204                 232                 170
1997                                       397                 359                 227
1998                                       714                 521                 292

     The graph above assumes a $100 investment on December 31, 1993, and reinvestment of all dividends, in the Corporation's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies: Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Pharmacia & Upjohn, Inc., and Warner-Lambert Company. Pharmacia & Upjohn, Inc. was created by the merger of Pharmacia and The Upjohn Company in November 1995. The graph above assumes that the initial investment in The Upjohn Company common stock was subsequently converted into Pharmacia & Upjohn, Inc. common stock in the merger.

                         COMPENSATION COMMITTEE REPORT

PRINCIPLES AND PROGRAM

     The Corporation's executive compensation program is designed to serve the Corporation's broader strategic goals of profitable growth and the creation of long-term shareholder value. The program is fundamentally a pay for performance program designed to:

     - ensure the Corporation's ability to attract and retain superior executives

     - strongly align the interests of the Corporation's executives with those of its shareholders

     - provide a compensation package that balances individual contributions and overall business results

     The Executive Compensation and Organization Committee (the "Committee") is responsible for setting the Corporation's executive compensation policy. The Committee consists of five directors who are not employees of the Corporation and are not eligible to participate in the Corporation's executive compensation programs.

     In determining executive compensation, the Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data for companies which represent direct competitors for executive talent. The data, which is developed by established, independent compensation consultants, includes information on those drug and health care companies within the peer index used in the performance graph in the proxy statement (the "Peer Group") and other pharmaceutical and consumer products companies, including some for which public information is not available. The selection of the Corporation's principal compensation consultant is ratified annually by the Committee.

TOTAL COMPENSATION

     An executive's total compensation consists of three elements: base salary, an annual incentive bonus, and long-term equity-based compensation (stock options and restricted stock awards).

BASE SALARY

     The Committee assesses a number of factors in fixing the salary of the executive officers (including those named in the proxy statement). Those factors typically include: the responsibility of the individual's position, the individual's performance, the Corporation's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. In the case of executive officers with responsibility for a particular business unit, the Committee also considers the unit's financial results. Non-financial indicators may include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals and development) or managerial performance (such as succession planning, resource allocation and social responsibility). The evaluation of an executive's non-financial indicators is reflected in his performance rating.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other executive officers (with the exception of Mr. Luciano who served as Chairman until his retirement on November 1, 1998), and evaluates compensation levels against levels at the competitor companies. Established and independent compensation consultants are used to confirm that salary levels are within the range of the competitor companies. To ensure that compensation policy for executive officers is consistent with overall Corporation results and executive compensation strategies, the Committee reviews the compensation awarded to the approximately 90 most highly compensated executives.

     The Committee targets salaries of the Corporation's executive officers to fall within a range above the median but below the high end of the salary levels at the competitor companies. In fixing the salaries of the executive officers for 1998, the Committee considered the Corporation's overall financial performance and the non-financial indicators reflected in individual performance ratings, although no particular weighting was assigned to any specific aspect of corporate performance.

ANNUAL INCENTIVE BONUS

     The Executive Incentive Plan, the Corporation's bonus plan, allows the Committee to make annual cash awards to the executive officers, based on certain financial and non-financial indicators of corporate performance.

     In 1994 the shareholders approved the executive incentive bonus program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. This program provides that the amount of cash incentive bonus that the Committee may award under the Executive Incentive Plan to these executive officers for any year is determined by a formula that measures the Corporation's pre-tax earnings, earnings per share growth, and return on equity for the year against corresponding performance goals established by the Committee. The performance goal for pre-tax earnings for any year is the Corporation's income before income taxes for such year as approved by the Committee. The performance goal for earnings per share growth for any year is the average of the First Call Corporation consensus projected earnings per share growth of the Peer Group for their corresponding fiscal year. The performance goal for return on equity for any year is the average return on equity of the Peer Group for the five consecutive years ending with the second year prior to the commencement of such year.

     The Committee has fixed specified percentages of base salary as target incentive bonus awards for the covered executive officers, and each performance goal has been assigned a one-third weighting toward the attainment of the target award. To the extent that earnings per share growth, return on equity and pre-tax earnings are equal to, greater than or less than, the corresponding performance goal, the actual cash incentive bonus award of a covered executive officer may be equal to, greater than or less than, his or her target award. Earnings per share, return on equity and pre-tax earnings are based upon amounts reported in the Corporation's financial statements in its Annual Report to shareholders, as adjusted for accounting changes and other special items set forth in the executive incentive bonus program and certified by the Corporation's independent auditors. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined under the program formula. However, the Committee may not increase the amount of any incentive bonus award determined under the program formula. In no event may an incentive bonus award for any year to any covered executive officer exceed the maximum award specified in the program.

     In 1998 the Corporation met or exceeded each of the pre-tax earnings, basic earnings per share growth, and return on equity goals. Pre-tax earnings from continuing operations increased by 22%, basic earnings per share from continuing operations grew by 22%, and return on equity equaled 52%. The Committee has certified that the performance goals and the other material terms of the executive incentive bonus program were satisfied for 1998. In accordance with the program formula the cash awards of all of the executive officers were greater than their target awards.

     The amount of cash awards to the executive officers who are not covered by the executive incentive bonus program also bears a significant relationship to corporate performance. The Committee awards bonuses to these officers based principally on the same performance goals used in the executive incentive bonus program, with the pre-tax earnings goal assigned a weighting of 35%, and the earnings per share growth and return on equity goals each assigned a 20% weighting, except for one officer whose goals include his business unit's performance. In awarding a bonus to these executive officers, the Committee also considers the non-financial factors reflected in an individual's performance rating. However, those non-financial factors cannot constitute the basis for more than 25% of the target bonus award.

EQUITY-BASED COMPENSATION

     Under the 1997 Stock Incentive Plan, which was approved by shareholders, the Committee may grant stock options and restricted stock awards to the executive officers and other key employees. The Committee believes that the Corporation's long-term equity based compensation aligns the interest of executive officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately. This is particularly true in the case of the restricted stock awards, because they are distributed over a five-year period. Also, the five-year distribution period for the restricted stock awards serves as an inducement for the officers to remain with the Corporation.

     The Committee sets fixed guidelines for the size of stock option grants and restricted stock awards for each executive grade level within the Corporation, other than that of Mr. Kogan, based on the competitive compensation data used to determine salary. Under the guidelines, the Committee grants stock options and restricted stock awards to each executive officer, except Mr. Kogan, in specified amounts based on the officer's executive grade level and individual performance rating. In determining awards of equity-based compensation the Committee focuses on multi-year trend data and targets such awards to fall within a range above the median but below the high end of the equity-based compensation levels at the competitor companies. Average awards to the executive officers during the three years ended December 31, 1998 fell near the high end of the range, principally owing to appreciation in the market price of the Common Shares.

     STOCK OPTIONS -- The Committee relies on a valuation of stock options provided by independent compensation consultants using as a basis for valuation the Black-Scholes methodology. Stock options are awarded with an exercise price equal to the market price at the time of grant, are generally first exercisable after one year and generally are exercisable for a term of ten years. However, the actual value of any options granted will depend entirely on the extent to which the Corporation's Common Shares have appreciated in value at the time the options are exercised.

     RESTRICTED STOCK AWARDS -- Under the 1997 Stock Incentive Plan, shareholders approved performance goals for restricted stock awards for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. The vesting of any restricted stock award to a covered executive officer is subject to the attainment of the performance goal for earnings per share growth, return on equity or pre-tax earnings described above under "Annual Incentive Bonus." The awards are assigned a dollar value based on the share price at the time the award is made. If the Corporation meets any one of the performance goals, the stock award vests and the shares are distributable ratably over five years. The Committee has certified that all of the performance goals were satisfied for 1998.

     The vesting of restricted stock awards for the Corporation's executive officers who are not covered by the restricted stock award program is not subject to a performance condition. The awards are assigned a dollar value based on the share price at the time the award is made and are distributable ratably over five years.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER FOR 1998

     In setting Mr. Kogan's base salary, the Committee evaluates the same factors which it considers in establishing the salary levels of the executive officers generally, as well as the limitations of Section 162(m) of the Internal Revenue Code relating to deductibility of certain executive compensation. In addition, the Committee considers the status of Mr. Kogan as the Corporation's most senior officer and the important role he has in achieving overall corporate goals. In granting stock options and restricted stock awards to Mr. Kogan, the Committee sets no fixed guideline, but takes into consideration his total compensation package and competitive compensation data, overall corporate financial performance, his role in attaining those results, and the number of options and stock awards previously granted, although no particular weighting is assigned to any factor.

     Mr. Kogan was awarded a base salary of $1,100,000 for 1998, compared with $900,000 in 1997. The base salary awarded to Mr. Kogan was set at competitive levels, while establishing an overall compensation structure tied to corporate performance.

     Mr. Kogan is subject to a long-term employment contract. The Committee believes that given Mr. Kogan's record, his status in the industry, and his experience and leadership, his contract significantly benefits the Corporation and the shareholders by securing Mr. Kogan's services as Chairman of the Board and Chief Executive Officer for the future and by encouraging him to focus on the long-term strategic interests of the Corporation.

     In accordance with the executive incentive bonus program formula, Mr. Kogan received a bonus of $1,648,000 for 1998, which was greater than his target award. In 1998, the Committee granted Mr. Kogan 352,000 stock options and a restricted stock award for 208,000 shares, which is the same as 1997.

INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee has structured the annual incentive bonus, deferred compensation and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under
Section 162(m). The Committee also recognizes that unanticipated future events, such as a Change of Control of the Corporation or a change in executive personnel, could result in a disallowance of compensation deductions under
Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m) when, in the exercise of the Committee's business judgment, such award would be in the best interests of the Corporation.

                                          EXECUTIVE COMPENSATION AND
                                          ORGANIZATION COMMITTEE

                                             James Wood, Chairman
                                             Hans W. Becherer
                                             H. Barclay Morley
                                             Richard de J. Osborne
                                             William A. Schreyer

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Finance, Compliance and Audit Committee, the Board of Directors has designated Deloitte & Touche LLP to audit the books and accounts of the Corporation for the year ending December 31, 1999, and will offer a resolution at the meeting to ratify the designation. Deloitte & Touche LLP has been the principal auditor of the Corporation since the Corporation was formed in 1970. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

               APPROVAL OF 1999 EXECUTIVE INCENTIVE BONUS PROGRAM

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally provides that public companies may not deduct compensation paid to the chief executive officer or any of the four most highly compensated officers ("Covered Employees") to the extent it exceeds $1,000,000 in any one tax year, unless the payments are made based upon the attainment of objective performance goals that are approved by shareholders.

     For more than 20 years, the Corporation has maintained the Executive Incentive Plan (the "Incentive Plan") to (a) improve corporate and individual performance through financial incentives which provide rewards to employees whose activities most significantly affect the profitability of the Corporation;
(b) support the planning efforts of the Corporation and encourage cooperation and group effort toward the attainment of corporate goals; and (c) help attract and retain outstanding executives and managers. Under the Incentive Plan, awards have been based on financial and non-financial performance targets. In 1994, when Section 162(m) became effective, the Board of Directors adopted and shareholders approved an executive incentive bonus program which utilized only objective performance criteria for determining the maximum bonus awards for Covered Employees and certain other senior executives.

     Under Section 162(m), shareholder approval of the 1994 bonus program helped to preserve the ability of the Corporation to deduct cash bonuses for Covered Employees until 1999. The Executive Compensation and Organization Committee (the "Committee") of the Board of Directors has adopted the 1999 Executive Incentive Bonus Program (the "1999 Bonus Program"), subject to shareholder approval, to continue to preserve the potential tax deductibility of these cash bonuses. Like the 1994 bonus program, the 1999 Bonus Program will use only objective performance goals as the criteria for determining maximum bonus awards for participants. All senior executives are eligible to be designated as participants in the 1999 Bonus Program. The participants in the 1999 Bonus Program currently include the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Vice Chairman and Chief Administrative Officer, the Executive Vice Presidents, the President of Schering-Plough Research Institute and the President of Schering Laboratories, a total of seven individuals.

     The amount of a senior executive's incentive bonus award for any calendar year will be based upon performance goals relating to one or more of the following: earnings per share, return on equity or profit before taxes. Shareholder approval of the 1999 Bonus Program will constitute approval of these performance goals for purposes of qualifying cash bonuses to Covered Employees for deductibility under Section 162(m).

     The 1999 Bonus Program will be administered by the Committee under the Incentive Plan. The Committee is comprised entirely of "outside directors" as defined in Section 162(m) and the regulations thereunder. Each calendar year, the Committee will establish fixed percentages of base salary as target incentive bonus awards ("Target Awards") for each senior executive participating in the 1999 Bonus Program. Depending on the degree of achievement, if any, of the performance goals, the actual cash bonus award that is earned by a senior executive may be equal to, greater than, or less than his or her Target Award. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined pursuant to the provisions of the 1999 Bonus Program when the Committee's consideration of subjective factors, such as its judgment of an individual's performance, so warrants. However, the Committee may not increase the amount of any incentive bonus award determined pursuant to the 1999 Bonus Program. Furthermore, in no event may an incentive bonus award for any calendar year to any participant exceed $5,000,000. While the amount of the incentive bonus that may be awarded to any 1999 Bonus Program participant for any calendar year cannot be determined, the Corporation believes that if the 1999 Bonus Program had been in effect for 1998, the executive officers in the Summary Compensation Table would have received bonuses in approximately the same amounts as are shown in the Table for 1998.

     Cash bonus awards for a calendar year will be payable to the 1999 Bonus Program participants following the close of such year, but not earlier than the date on which the Committee certifies in writing the degree to which the applicable performance goals have been achieved. A senior executive may elect either to receive an award currently, or to have any part of an award deferred. Deferred amounts will be valued as if invested in any of a selection of fixed income, money market, and equity funds and/or the Corporation's Common Shares.

     Approval of the 1999 Bonus Program, including the performance goals described above, must receive the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1999 BONUS PROGRAM.

                                 OTHER BUSINESS

     The By-laws of the Corporation provide a formal procedure for bringing business before the Annual Meeting. A shareholder proposing to present a matter before the Annual Meeting is required to deliver to the Secretary of the Corporation, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting (or in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, not earlier than the 120th day prior to the Annual Meeting and not later than the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation), a notice with a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of the Corporation's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If these procedures are not complied with, the proposed business will not be transacted at the Annual Meeting. Such By-law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies the Corporation after January 29, 2000 of an intent to present a proposal at the Corporation's 2000 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Corporation's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                            SOLICITATION OF PROXIES

     The Corporation has retained Kissel-Blake, a division of Shareholder Communications Corp., to solicit proxies for a fee of $16,000, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by telecommunications and may include solicitation by officers and employees of the Corporation. Costs of solicitation will be borne by the Corporation.

                      2000 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder intends to present a proposal for consideration at the 2000 Annual Meeting of Shareholders, such proposal must be received by the Corporation not later than November 10, 1999 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Corporation's proxy statement for such meeting.

                       SCHERING-PLOUGH CORPORATION--PROXY
                        SOLICITED BY BOARD OF DIRECTORS
                                      FOR
                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 27, 1999

    The undersigned appoints RAUL E. CESAN, HUGH A. D'ANDRADE, AND RICHARD JAY KOGAN, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 27, 1999, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.

    The shares represented by this proxy will be voted as directed by the Shareholder. If no direction is given, shares will be voted FOR Items 1, 2 and 3.

                (Continued and to be signed on the reverse side)

    THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 UNLESS INSTRUCTIONS TO THE
                            CONTRARY ARE INDICATED.

(PLEASE MARK BOXES [-] OR [X] IN BLUE OR BLACK INK.)

----------------------------------------------------------------------------------------------------------------------------
                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:
----------------------------------------------------------------------------------------------------------------------------
 1. Election of Directors                                       2. Ratification of Designation of Independent Auditors
   Nominees are: Hans W. Becherer, Raul E. Cesan, Regina E.       FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]
Herzlinger, Robert F.W. van Oordt, James Wood for 3-year
terms.
   (To withhold authority to vote for any individual            3. Approval of the 1999 Executive Incentive Bonus Program
   nominee, draw a line through the nominee's name above.)
                                                                  FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]
   FOR  [ ]        WITHHELD  [ ]
----------------------------------------------------------------------------------------------------------------------------

                                               DATED:                   , 1999
                                                     -------------------


                                               -------------------------------
                                               SIGNATURE(S) OF SHAREHOLDER(S)

                                               (Please sign exactly as name or
                                               names appear hereon. Full title
                                               of one signing in representative
                                               capacity should be clearly
                                               designated after signature. Names
                                               of all joint holders should be
                                               written even if signed by only
                                               one.)

   PLEASE COMPLETE, DATE, SIGN AND MAIL PROXY CARD IN THE ENVELOPE PROVIDED.
             POSTAGE NOT NECESSARY IF MAILED IN THE UNITED STATES.

                          [SCHERING-PLOUGH LETTERHEAD]

                                ADMISSION TICKET
                      1999 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 27, 1999 at 2:00 p.m.

     To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the postage paid envelope enclosed in this package. Alternatively, you can vote by telephone by following the instructions on the opposite side of this proxy card. The giving of such proxy does not affect your right to vote in person if you attend the meeting. Your prompt reply will aid the Corporation in reducing the expense of additional proxy solicitation.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please detach and bring this letter to the meeting as an admission ticket. Admission will be on a first come, first served basis.

                                                      William J. Silbey
                                                      Secretary

March 10, 1999

                     DETACH PROXY CARD HERE IF YOU ARE NOT
                              VOTING BY TELEPHONE
--------------------------------------------------------------------------------

                       SCHERING-PLOUGH CORPORATION-PROXY
                        SOLICITED BY BOARD OF DIRECTORS
                                      FOR
                 ANNUAL MEETING OF SHAREHOLDERS-APRIL 27, 1999

     The undersigned appoints Raul E. Cesan, Hugh A. D'Andrade and Richard Jay Kogan, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 27, 1999, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.

     The shares represented by this proxy will be voted as directed by the Shareholder. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY SIGN ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE PROVIDED. If no direction is given, shares will be voted FOR items 1, 2 and 3. Specific choices may be made on the reverse side.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                    SCHERING-PLOUGH CORPORATION
                                                    P.O. BOX 11371
                                                    NEW YORK, N.Y. 10203-0371

[SCHERING-PLOUGH LOGO]
SCHERING-PLOUGH
Schering-Plough Corporation                                    VOTE BY TELEPHONE
One Giralda Farms                                  24 HOURS A DAY, 7 DAYS A WEEK
Madison, NJ 07940



                                   TELEPHONE
                                 1-800-574-7051
                             AVAILABLE IN U.S. ONLY

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions. Telephone voting will close at 5:00 PM Eastern time on Monday, April 26, 1999.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

If you have submitted your proxy by telephone there is no need for you to mail back your proxy.




CALL TOLL-FREE TO VOTE                                        CONTROL NUMBER FOR
1-800-574-7051                                                  TELEPHONE VOTING

                     DETACH PROXY CARD HERE IF YOU ARE NOT
                              VOTING BY TELEPHONE


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.
1. Election of Directors      FOR all nominees X    WITHHOLD AUTHORITY to vote  X   *EXCEPTIONS  X
                              listed below          for all nominees listed below

   Nominees for 3-year terms: 1-Hans W. Becherer; 2-Raul E. Cesan; 3-Regina E. Herzlinger; 4-Robert F.W. van Oordt; 5-James Wood
   (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)
   *Exceptions ____________________________________________________________________________________________________________________

2. Ratification of Designation of Independent Auditors             3. Approval of 1999 Executive Incentive Bonus Program
   FOR    X    AGAINST   X    ABSTAIN   X                                 FOR    X    AGAINST   X    ABSTAIN   X


   This proxy will be voted FOR Items 1, 2 and 3, unless              Mark if you:  X Do not wish to receive the Annual Report
   instructions to the contrary are indicated.                                        for this account

                                                                                    X Wish to receive the Annual Report and
                                                                                      Proxy Statement electronically in the future

                                                                                    X Have an address change and/or comments

                                                                      (Please sign exactly as name or names appear hereon. Full
                                                                      title of one signing in representative capacity should be
                                                                      clearly designated after signature. Names of all joint
                                                                      holders should be written over if signed by only one.)

                                                                      Dated:___________________________________________________ 1999
                                                                      ______________________________________________________________
                                                                      Signature
                                                                      ______________________________________________________________
                                                                      Signature
                                                                                         Votes MUST be indicated
                                                                                        (X) in Black or Blue ink.


Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope